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Exhibit 10.91

TERMINATION AGREEMENT

        This Termination Agreement ("Termination Agreement") is made effective October 17, 2008 ("Effective Date") by and between Commerce Energy, Inc. ("Commerce"), a California corporation, and Tenaska Power Services Co. ("TPS"), a Nebraska corporation. Commerce and TPS are hereinafter referred to in this Termination Agreement individually as a "Party" and collectively as the "Parties".

        WHEREAS, the Parties are Parties to the Agreement to Provide QSE and Marketing Services of August 1, 2005 ("QSE Agreement"), and

        WHEREAS, the Parties desire to terminate the QSE Agreement under the following terms and conditions, and

        NOW THEREFORE, the Parties agree as follows:

SECTION 1
DEFINITIONS

        1.1    Definitions.    For purposes of this Termination Agreement, capitalized terms shall have the meaning as defined herein, and if not so defined, shall have the meaning given such terms in the QSE Agreement.

SECTION 2
TERMINATION OF QSE AGREEMENT

        2.1    Termination of QSE Agreement.    The Parties agree that the QSE Agreement shall terminate on the earliest of either (a) hour ending 2400 November 5, 2008 or (b) the time and date ERGOT completes a move of Customer's LSE from the TPS QSE to another QS1, whether a third party QSE, or Customer's own proprietary QSE. or into an emergency QSE created by ERCOT.

SECTION 3
POST-TERMINATION EVENTS

        3.1    Post-Termination Events.    Upon termination of the QSE Agreement, Commerce or its QSE shall become liable to ERCOT for all settlement charges and liabilities to ERCOT for schedules, activities, or events implemented or occurring after such termination. ITS shall have no liability to Commerce or ERCOT for schedules, actions, or events implemented or occurring after such termination. Any terms and conditions of the QSE Agreement which, by their express provisions, have post-termination application shall survive termination of the QSE Agreement.

SECTION 4
INDEMNITY

        4.1    INDEMNITY.    COMMERCE RELEASES, INDEMNIFIES AND HOLDS TPS HARMLESS FOR ALL CLAIMS, CAUSES OF ACTION AND LIABILITIES ARISING FROM OR RELATED TO TERMINATION OF THE QSE AGREEMENT AND ERCOT'S TRANSFER OF CUSTOMER'S LSE TO ANOTHER QSE ("CLAIMS"), AND COMMERCE AGREES TO WAIVE ANY SUCH CLAIMS IT MAY HAVE AGAINST TPS, EXCEPT TO THE EXTENT CAUSED BY TPS'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

 SECTION 5
MISCELLANEOUS

        5.1    Counterparts.    This Termination Agreement may be executed in multiple counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.2    Governing Law: Jurisdiction.    THIS TERMINATION AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE INTERPRETED, PERFORMED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        5.3    Confidentiality.    Neither Party shall disclose the terms or conditions of this Termination Agreement to a third party (other than the Party's employees, lenders, counsel, accountants or advisors who have a need to know such information and have agreed to keep such terms confidential) except in order to comply with any applicable law, regulation, or any exchange, control area or independent system operator rule or in connection with any court or regulatory proceeding; provided, however, each Party shall, to the extent practicable, use reasonable efforts to prevent or limit the disclosure. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation.

        5.4    Severability.    If any provision of this Termination Agreement is declared or found to be illegal, unenforceable, or void, then all Parties shall be relieved of all obligations arising under such provision. If such illegal, unenforceable, or void provision does not relate to payments hereunder, and if the remainder of this Agreement shall not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

        5.5    Assignment.    This Termination Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the Parties. This Agreement shall not be assigned or otherwise transferred by either Party, in whole or in part, without the express written consent of the other Party, which consent shall not be unreasonably withheld.

        5.6    Headings and Preparation of Agreement.    The section headings of this Termination Agreement are for convenience of reference only, do not form a part of this Termination Agreement, and do not in any manner modify, interpret, or construe the intent or agreement of the Parties. No provision of this Termination Agreement is to be construed against, or be interpreted to the disadvantage of, any Party by any court or other governmental or judicial authority by reason of such Party's having, or being deemed to have, prepared, structured, or dictated such provision.

        The Parties have executed this Termination Agreement effective as of the Effective Date.

TENASKA POWER SERVICES CO.
By:	/s/ Kevin R. Smith
Name:	Kevin Smith
Title:	Senior Vice President
COMMERCE ENERGY, INC.
By:	/s/ David J. Yi
Name:	David J. Yi
Title:	Chief Risk Officer

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  Exhibit 10.91
TERMINATION AGREEMENT
SECTION 1 DEFINITIONS
SECTION 2 TERMINATION OF QSE AGREEMENT
SECTION 3 POST-TERMINATION EVENTS
SECTION 4 INDEMNITY
SECTION 5 MISCELLANEOUS